UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement	☑	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

ZION OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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John M. Brown

Chairman of the Board of Directors

Chief Executive Officer

Zion Oil & Gas, Inc.

12655 North Central Expressway

Suite 1000

Dallas, Texas 75243

May 15, 2020

Dear Fellow Shareholder:

We only have a few weeks until our Annual Meeting of Shareholders on June 10, 2020. According to our records, we have not yet received your vote.

As described in the proxy materials previously sent to you, our Board of Directors is asking our shareholders to vote “FOR” a number of especially important proposals, all of which are designed to give Zion Oil & Gas greater flexibility in raising capital and responding to business and economic developments and trends.

Because approval of shareholder Proposal number 2 requires the affirmative vote of at least 50% of the outstanding shares of Zion common stock entitled to vote, it is important that you submit your proxy as soon as possible, regardless of how many shares you own.

You are encouraged to vote your shares by telephone or over the internet by following the instructions on the enclosed proxy form.  As an alternative, you can also vote by completing and returning the enclosed proxy form utilizing the enclosed postage-paid envelope.

The Zion Board of Directors unanimously recommends that you vote “FOR” each of the proposals described in the proxy materials.

Please complete, sign, date and return the enclosed proxy form immediately (or vote by telephone or over the internet). If you have any questions relating to the Annual Meeting or voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors, D.F. King & Co., Inc., by calling toll-free at (877) 283-0323.

We appreciate your support.

Sincerely,

John M. Brown

Chairman & Chief Executive Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY

PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND

DISREGARD THIS REQUEST.

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